UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2014

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	54-2156042
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 11, 2014, William G. Forhan, our Chief Executive Officer, voluntary resigned, and Seamus Lagan was appointed to succeed Mr. Forhan as our Chief Executive Officer. Mr. Forhan will continue as a Director of our Company, but will no longer serve as Chairman of the Board of Directors.

In addition, effective August 26, 2014, our Board of Directors increased the size of our Board to five members, and on September 11, 2014, Mr. Lagan was elected as a Director by the Board to fill the newly-created vacancy. Benjamin Frank was also elected Chairman of the Board to succeed Mr. Forhan on September 11, 2014.

Mr. Forhan was employed as our Chief Executive Officer pursuant to the terms of an employment agreement dated October 1, 2012, as amended as of September 1, 2013. In connection with Mr. Forhan's voluntary resignation, we entered into an agreement with Mr. Forhan (the "Agreement"), to be effective as of the appointment of our new Chief Executive Officer, pursuant to which Mr. Forhan will receive a severance payment of $500,000, payable in two installments, the first installment of $150,000 being paid prior to the effective date of resignation, and the balance to be paid no later than July 1, 2016. In addition, the Agreement provided that Mr. Forhan could participate in any executive bonus plan that we may adopt for calendar year 2014, to the extent only that cash bonuses are paid under such plan, if adopted, and then only in an amount equal to 50% of the lowest cash bonus paid to an executive for 2014 under any such plan, if adopted. Mr. Forhan also agreed under the Agreement that with respect to any Company stock options previously issued to him, such options would remain outstanding, subject to their terms, for no longer than 24 months such that such options will expire no later than August 31, 2016. In addition, the Agreement provided, among other things, for the cancellation of 1,241,550 shares of our Common Stock owned by Mr. Forhan; for the release by Mr. Forhan of any and all claims he may have had against the Company and/or its affiliates; and for Mr. Forhan to abide by certain restrictive covenants, including using his best efforts to protect and maintain the Company's confidential information. Mr. Forhan will also remain as either a consultant or employee of the Company, in a capacity to be determined.

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In connection with Mr. Lagan's appointment as our new Chief Executive Officer, our consulting agreement with Alcimede LLC ("Alcimede") was amended, as described below. Mr. Lagan is the sole director of Alcimede and his services to the Company will continue to be provided through Alcimede. Prior to his appointment as our Chief Executive Officer, Mr. Lagan, through Alcimede, served as a consultant to the Company, pursuant to a consulting agreement with us. As described in our Annual Report on Form 10-K for the year ended December 31, 2013, we entered into a three-year revised consulting agreement with Alcimede, effective as of October 1, 2012, subject to annual renewals thereafter, unless either party gives notice of non-renewal.  Pursuant to that agreement, Alcimede is paid a monthly retainer of $20,000 and is reimbursed for its expenses.   Under the agreement, options issued under a prior consulting agreement with Alcimede were cancelled, and we issued Alcimede 4,500,000 shares of our Common Stock and 1,000 shares of our Series B Preferred Stock (all of which shares were subsequently transferred by Alcimede to another entity of which Mr. Lagan serves as the sole director). In addition, Alcimede received options to purchase (i) 1,000,000 shares of Common Stock exercisable at $2.50 per share through December 31, 2017, (ii) 1,000,000 shares of Common Stock exercisable at $5.00 per share through December 31, 2017 and (iii) 1,000,000 shares of Common Stock exercisable at $10.00 a share through December 31, 2022. Effective September 11, 2014 and in conjunction with the appointment of Mr. Lagan as our Chief Executive Officer, such consulting agreement with Alcimede was amended to provide for a monthly retainer of $31,250, and we agreed to provide Mr. Lagan with an automobile. Mr. Lagan's biography is set forth below. Mr. Lagan does not have any family relationship with any of our other officers and directors.

Mr. Lagan has been, either individually or through Alcimede, a consultant to the Company since May 2011. Mr. Lagan has been a director of Alcimede since its formation in 2007. Alcimede is a privately-held, Delaware limited liability company which provides various consulting services, including management, organization, and financial consulting services. Mr. Lagan also currently serves, through Alcimede, as chief executive officer of the following subsidiaries of the Company: Medytox Diagnostics, Inc. (since February 2012), Medytox Marketing & Sales, Inc. (since March 2012), and Medytox Information & Technology, Inc. (since June 2011) and as president of Medical Billing Choices, Inc. (since July 2013). From September 2008 through May 2011, Mr. Lagan was a private investor. In 2008, TecEnergy UK Limited ("TEC"), a waste management and alternative energy company in England and Wales, of which Mr. Lagan served as a director, was placed into administration to protect it from bankruptcy. The relevant taxing authorities in the United Kingdom alleged that the directors reduced the debt of TEC to its creditors at the expense of tax liabilities to the taxing authorities. There were no other allegations of wrongdoing, but based on such allegations, the taxing authorities sought to have each of the directors of TEC banned from acting as a director in the United Kingdom for a three-year period. At the time of such action, Mr. Lagan had significant health issues and did not defend himself. As a result, Mr. Lagan was banned in his absence from acting as a director of a United Kingdom company from October 8, 2010 until October 2015 (In the Matter of TecEnergy UK Limited and in the Matter of the Company Directors Disqualifications Act of 19865 between the Secretary of State for Business, Innovation and Skills and Seamus Lagan (Norwich County Court, UK, Claim No. 0NR00656)). Mr. Lagan, age 45, graduated from Ballymena Technical College in Ireland in 1989.

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Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement for the Retirement as CEO and Release of Any and All Claims by and between Medytox Solutions, Inc. and William G. Forhan, dated August 26, 2014, effective as of September 11, 2014.

10.2	Amendment to Consulting Agreement, by and between Medytox Solutions, Inc. and Alcimede LLC, dated as of September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014	MEDYTOX SOLUTIONS, INC.

/s/ Seamus Lagan
Seamus Lagan,
CEO
(principal executive officer)

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement for the Retirement as CEO and Release of Any Claims by and between Medytox Solutions, Inc. and William G. Forhan, dated August 26, 2014, effective as of September 11, 2014.

10.2	Amendment to Consulting Agreement, by and between Medytox Solutions, Inc. and Alcimede LLC, dated as of September 11, 2014.

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